Exhibit 10.2

CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Confidentiality, Non-Competition and Non-Solicitation Agreement (the “Agreement”), dated as of June 24, 2021, between BLUE STAR FOODS CORP., a Delaware corporation, (the “Company”), and _______________, an individual, with an address at ______________________________ (“Atkinson”).

W I T N E S S E T H

WHEREAS, the Company, Taste of BC Aquafarms Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“TOBC”), Janet Atkinson and Steve Atkinson (constituting all of the shareholders of TOBC) are entering into a stock purchase agreement of even dated herewith (the “Purchase Agreement”); capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, Atkinson is the _______________ and holds _____% of the issued and outstanding shares of capital stock of TOBC;

WHEREAS, Atkinson has access to confidential information about TOBC and its customers, distributers, suppliers, employees, and other information about TOBC’s business;

WHEREAS, as a condition to and as further consideration for the Company entering into the Purchase Agreement, Atkinson agrees to enter into this Agreement to protect the assets TOBC has developed and that the Company is acquiring pursuant to the Purchase Agreement, including TOBC’s confidential information, and its business relationships;

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

1. Confidentiality.

(i) Atkinson acknowledges that TOBC has devoted substantial time and effort and resources to developing its business and clients, and that Atkinson is acquainted with confidential information relating to the customers or potential customers of TOBC, and TOBC’s trade secrets, processes, methods of operation and other proprietary information relating to TOBC’s business, which TOBC regards as confidential (collectively, “Confidential Information”). Atkinson acknowledges and agrees that the Confidential Information is of incalculable value to the Company and TOBC and that the Company and TOBC would suffer damage if any of the Confidential Information was improperly disclosed.

(ii) Atkinson recognizes that because of his access to TOBC’s Confidential Information, he would be in a unique position to divert business from TOBC and the Company and to commit irreparable damage to the Company and TOBC were Atkinson to be allowed to divulge any of the Confidential Information.

(iii) Atkinson covenants and agrees that he will not, at any time, directly or indirectly, individually or through another entity or affiliate, reveal, divulge, or make known to any person or entity, any Confidential Information made known to him or of which he has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by his efforts. Atkinson further covenants and agrees that he will retain all Confidential Information in trust for the sole benefit of TOBC and the Company, and will not, directly or indirectly, individually or through another entity or affiliate, divulge or deliver or show any Confidential Information to any unauthorized person and will not, directly or indirectly, individually or through another entity or affiliate, make use of any Confidential Information; provided, however, that Atkinson has no obligation, to refrain from using or disclosing to others any such information which:

(a)	was already in the public domain at the time of the Agreement or becomes in the public domain without any breach of the Agreement by Atkinson;

(b)	is of a general nature with respect to the business of salmon farming;

(c)	is required to be disclosed pursuant to requirement of a government or regulatory agency or of a law through no voluntary action or inaction by Atkinson;

(d)	is required to be disclosed in any arbitration, administrative or legal proceeding through no voluntary action or inaction by Atkinson; or

(e)	has been authorized for release (without confidentiality restrictions) by written authorization of the Company.

(iv) Atkinson represents and warrants to the Company that as of the date hereof, Atkinson is no longer employed by or provides services to, TOBC or the Company, he will return to the Company all papers, documents and other property of TOBC or the Company in Atkinson’s custody or obtained by Atkinson, individually or through another entity or affiliate, which relate to Confidential Information, and Atkinson will not retain copies of any such papers, documents or other property for any purpose whatsoever.

2. Non-Competition. TOBC operates a land-based salmon farming business and distributes and sells salmon products (the “Business”).

Atkinson acknowledges that he is familiar with trade secrets and other information relating to the TOBC and its business. Atkinson agrees that so long as he is employed by or provides consulting or other services to TOBC or the Company and for a period of four years thereafter (the “Non-Compete Period”), not to, directly or indirectly, individually or through another entity, own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including, without limitation, on Atkinson’s own behalf or on behalf of another person or entity) which competes either directly or indirectly with the Company, TOBC or its affiliates in the Business (or any line of business now conducted or to be conducted in the future) conducted by the Company, TOBC or its affiliates, in any market in which the Company, TOBC or its affiliates is operating, or is considering operating at any time during the Non-Compete Period or as of the end of the Non-Compete Period. Nothing in this Section 2 will be deemed to prohibit Atkinson from being a passive owner of less than 5% of the outstanding stock of a corporation engaged in a competing business as described above of any class which is publicly traded, so long as Atkinson has no direct or indirect participation in the business of such corporation.

3. Non-Solicitation of Business. Atkinson will not during the Non-Compete Period, solicit or assist any other person or entity to solicit, whether directly or indirectly, individually or through another entity or affiliate, any business (other than for the Company or TOBC) from any entity, engage in any business with, or provide advice or services to, any person or entity which directly or indirectly competes with the Business of the Company, TOBC or its affiliates or any other line of business of the Company, TOBC or its affiliates.

4. Non-Solicitation and Independent Contractors. Atkinson will not, during the Non-Compete Period, directly or indirectly, individually or through another entity or affiliate, (i) induce or attempt to induce any employee, consultant or independent contractor of the Company, TOBC or its affiliates to leave the employ or consulting or contracting relationship with, or in any way interfere with the relationship between the Company, TOBC or its affiliates and any employee, consultant or independent contractor thereof, (ii) solicit for employment or as a consultant or an independent contractor any person who was an employee, consultant or independent contractor of the Company, TOBC or its affiliates at any time during the Non-Compete Period, or (iii) induce or attempt to induce any customer, supplier, distributor or other business relation of the Company, TOBC or its affiliates to cease doing business with the Company, TOBC or its affiliates or in any way interfere with the relationship between any such customer, supplier, distributor or other business relation and the Company, TOBC and its affiliates.

5. Work Product. Atkinson agrees that all innovations, inventions, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the Business, or any business which TOBC or its affiliates have taken action to pursue, and which were conceived, developed or made by Atkinson, individually or through another entity or affiliate, during the course of Atkinson’s ownership or other involvement with TOBC (any of the foregoing, hereinafter “Work Product”), belong to TOBC. Atkinson will promptly disclose all such Work Product to the Company and perform all actions reasonably requested by the Board of Directors of the Company to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

6. No Conflict. Atkinson represents and warrants to the Company that he is not a party to or bound by agreement, understanding or arrangement with any other person or entity or any other agreement which would prevent or limit his ability to enter into this Agreement or perform his obligations hereunder.

7. Non-Disparagement. Atkinson agrees that he will not at any time disparage the Company, TOBC, or any of their respective directors, officers, employees, or agents or affiliates.

8. Enforcement.

(i) Atkinson acknowledges that the Company and TOBC will suffer substantial and irreparable damages not readily ascertainable or compensable in the event of the breach of any of Atkinson’s obligations under Sections 1 through 4 hereof. Atkinson therefore agrees that the provisions of Sections 1 through 4 shall be construed as an agreement independent of the other provisions of this Agreement and any other agreement and that the Company, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof. Accordingly, in addition to all of the Company’s rights and remedies under this Agreement, including but not limited to, the right to the recovery of monetary damages from Atkinson, the Company shall be entitled, and Atkinson hereby consents, to the issuance by any court of competent jurisdiction of temporary, preliminary and permanent injunctions, without bond, enjoining any such breach or threatened breach by Atkinson.

The rights and remedies set forth in this Section 8 shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

If at any time any of the provisions of this Agreement shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, the provisions hereof shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Atkinson agrees that such provisions, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

9. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

10. Successors and Assigns.

(a) This Agreement is personal in nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder.

(b) This Agreement shall be binding upon, and inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties hereto.

11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia without regard to the conflicts of laws rules thereof.

12. Exclusive Jurisdiction. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in a court of competent jurisdiction in British Columbia. Each of the Company and Atkinson, by execution and delivery of this Agreement (i) expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding, (ii) consent to the service of any process relating to any such action or proceeding by delivery thereof to such party by hand or by certified mail without return receipt requested, delivered or addressed as set forth in Section 15 of this Agreement, and (iii) waive any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non-conveniens or any similar basis.

13. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery by Federal Express or other reputable overnight delivery service, addressed to the parties at their addresses first set forth above, or to such other addresses furnished by notice given in accordance with this Section 13.

14. Entire Agreement. Except as provided in the Purchase Agreement, this Agreement supersedes any prior contracts, understandings, discussions and agreements and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

15. Modification; Waiver.

(a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Atkinson or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

BLUE STAR FOODS CORP.

By:
Name:	John Keeler
Title:	Chief Executive Officer

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